                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CEX Holdings, Inc. and Corporate Express, Inc. on Form S-4 of our report dated February 6, 1997, (on the consolidated financial statements of Data Documents Incorporated for the years ended December 31, 1996, 1995 and 1994) appearing in the Current Report on Form 8-K, to be filed on July 28, 1998 by Corporate Express, Inc.








DELOITTE & TOUCHE LLP
Omaha, Nebraska


September 15, 1998